UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2015

SPUTNIK ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7512 Dr. Phillips Blvd

Suite 50-302

Orlando, Florida 32819

 (Address of principal executive offices and zip code)

407.203.7032

(Registrant’s telephone number)

NA

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Entry into a Material Definitive Agreement.

An Agreement and Plan of Merger (Agreement) was made the first day of February, 2015 by and between Sputnik Enterprises, Inc., a Nevada corporation, SPNI (the “Issuer”), and Ludvik Holdings, Inc., a Delaware Corporation (the “Company”).

Subject to the terms and conditions of the Agreement, at the closing, the Issuer shall merge with and into the Company, and Company shall be the surviving corporation in the Merger.

Closing of the transaction is subject to and wholly conditioned upon: Each party shall have obtained the approval of the agreement and plan of merger by a majority of its voting shareholders, the Effective date under the Plan shall have occurred, and the issuer debt of $540,052 due in notes payable and loans payable shall have been paid to the satisfaction of the note and loan holders. In the event the closing has not been completed on or before February 27, 2015, or extended by written agreement of both parties, this agreement shall terminate and be null and void.

The complete terms and conditions of the Agreement and Plan of Merger are contained in the Agreement attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit

10.1	Agreement and Plan of Merger between Sputnik Enterprises, Inc. and Ludvik Holdings, Inc. dated January 25, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: February 4, 2015	By:	/s/ Anthony Gebbia
Anthony Gebbia
Chief Executive Officer and Director